                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 for the BRC Holdings, Inc. 401(k) Retirement Savings Plan and Trust of our report dated March 16, 1998 appearing in BRC Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas

September 3, 1998